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                                                                       EXHIBIT 5

                               OPINION OF COUNSEL




                                                                          TIMKIN
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SCOTT A. SCHERFF                          WORLDWIDE LEADER IN BEARINGS AND STEEL
Corporate Secretary and Assistant General Counsel



                               September 16, 2003



The Timken Company
1835 Dueber Ave., S.W.
Canton, OH  44706

RE: THE VOLUNTARY INVESTMENT PROGRAM FOR HOURLY EMPLOYEES OF LATROBE STEEL
COMPANY

Ladies and Gentlemen:

         As Corporate Secretary and Assistant General Counsel of The Timken Company, an Ohio corporation (the "Registrant"), I have acted as counsel for the Registrant in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") to register under the Securities Act of 1933, as amended, an additional 25,000 Common Shares, without par value (the "Common Shares"), of the Registrant to be issued or transferred and sold under The Voluntary Investment Program for Hourly Employees of Latrobe Steel Company (the "Plan"). I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion, and based thereon, I am of the opinion that the Common Shares that may be issued or transferred and sold pursuant to the Plan and the agreements contemplated thereunder (the "Agreements") have been duly authorized and will be, when issued or transferred and sold in accordance with the Plan and such Agreements, validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement being filed by the Registrant to effect registration of the 25,000 Common Shares to be issued and sold pursuant to the Plan under the Securities Act of 1933.


                               By:  /s/Scott A. Scherff
                                  ----------------------------------------------
                                  Scott A. Scherff
                                  Corporate Secretary and Assistant
                                  General Counsel



                     Mail Code:  GNE-01
                     1835 Dueber Avenue, S.W.        Telephone: (330) 471-4226
                     P.O. Box 6927                   Facsimile: (330) 471-3541
THE TIMKEN COMPANY   Canton, OH 44706-0927 U.S.A.    E-mail:  scherff@timken.com